EXHIBIT 99



                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that THE GOLDMAN SACHS GROUP, INC.
(the "Company") does hereby make, constitute and appoint Papa Lette, Akash Keshari, Regina Chan, Andrzej Szyszka, Ameen Soetan, Rahail Patel, Santosh Vinayagamoorthy, Sadhiya Raffique, Matthew Pomfret,
Abhishek Vishwanathan, Mariana Audeves, Veronica Mupazviriwo, Elizabeth Novak and Sam Prashanth, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company pursuant to Rule 13f-1or Regulation 13D-G under the Securities Exchange Act of 1934, (as amended, the "Act"), which may be required of the Company with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said Attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said Attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until July 29, 2025 unless earlier revoked by written instrument, or in the event an Attorney-in-fact ceases to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates or ceases to perform the function in connection with which he or she was appointed Attorney-in-fact prior to July 29, 2025, this Power of Attorney shall cease to have effect in relation to such Attorney-in-fact upon such cessation but shall continue in full force and effect in relation to the remaining Attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke the Power of Attorney.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

This Power of Attorney supersedes the Power of Attorney granted by the Company to Abhishek V, Kateryna Osmachko, Ameen Soetan, Kshama Mishra, Papa Lette, Sunaina Kapoor, and Andrzej Szyszka on February 9, 2024.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of July 29, 2024.


GOLDMAN SACHS & CO. LLC



By: /s/  Richard A. Friedman
____________________________
Name: Richard A. Friedman
Title: Assistant Secretary









                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that GOLDMAN SACHS & CO. LLC
(the "Company") does hereby make, constitute and appoint each Papa Lette, Akash Keshari, Regina Chan, Andrzej Szyszka, Ameen Soetan, Rahail Patel, Santosh Vinayagamoorthy, Sadhiya Raffique, Matthew Pomfret,
Abhishek Vishwanathan, Mariana Audeves Martinez, Veronica Mupazviriwo, Elizabeth Novak and Sam Prashanth, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company pursuant to Rule 13f-1or Regulation 13D-G under the Securities Exchange Act of 1934, (as amended, the "Act"), which may be required of the Company with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said Attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said Attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until October 1,2025 unless earlier revoked by written instrument, or in the event an Attorney-in-fact ceases to be an employee of The Goldman Sachs Group, Inc.
or one of its affiliates or ceases to perform the function in connection with which he or she was appointed Attorney-in-fact prior to October 1,2025 this Power of Attorney shall cease to have effect in relation to such Attorney-in-fact upon such cessation but shall continue in full force and effect in relation to the remaining Attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke the Power of Attorney.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

This Power of Attorney supersedes the Power of Attorney granted by the Company to Abhishek V, Kateryna Osmachko, Ameen Soetan, Kshama Mishra, Papa Lette, Sunaina Kapoor, and Andrzej Szyszka on December 1, 2023.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of October 1,2024.


GOLDMAN SACHS & CO. LLC


By: /s/  Milton Millman
____________________________
Name: Milton Millman
Title: Managing Director